UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             ____________________
                                   FORM 8-K/A


                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 1, 1999



                             Flexxtech Corporation
    -----------------------------------------------------------------------
        (Exact name of registrant as specified in its charter)

                                    Nevada
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              (State or other jurisdiction of incorporation)


           000-25499                                    88-0390360
     ----------------------                  -------------------------------
    (Commission File Number)                (IRS Employer Identification No.)

            5777 W. Century Blvd., Suite 775, Los Angeles, CA 90045
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            (Address of principal executive offices)  (Zip Code)

                                (310) 342-0794
                               ----------------
             (Registrant's telephone  number, including area code)


                        Infinite Technology Corporation
                    3050 E 630 North, St. George, UT 84790
                       ---------------------------------
                    (Registrant's Former name and address)

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

     Not applicable.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

     On April 26, 2000, we entered into a Plan of Reorganization whereby our wholly-owned subsidiary, Flexxtech Holdings, Inc., acquired 100% of the issued and outstanding shares of Mardock, Inc., an Oregon corporation, in exchange for an issuance of 600,000 shares of our common stock. The reorganization transaction resulted in Mardock, Inc., becoming a wholly-owned subsidiary of Flexxtech Holdings, Inc.

     On May 10, 2000 we entered into an agreement for the purchase of 1,500,000 shares of common stock of Infinite Networks, Inc. from Sierra Nevada Advisors, Inc., a Nevada Corporation. The purchase price for the shares of Infinite Networks, Inc. was the sum of $375,000 paid in shares of common stock of our Corporation in the amount of 1,500,000 shares. The transaction was intended to be a tax-free exchange.

     On June 15, 2000, our wholly-owned subsidiary, Flexxtech Holdings, Inc., entered into a Stock Purchase and Share Exchange Agreement with Riverdale Development, S.A. In accordance with the terms of the agreement, we bought shares of common stock of the following Corporation from Riverdale Development, S.A.:

     Corporation                Number of Shares     Value
     -----------                ----------------     -----
     Accesspoint Corporation        100,000       $450,000.00
     Easyrider, Inc.                100,000       $100,000.00
     AmeriFirst Financial           100,000       $200,000.00
     Opitv.com                      180,000       $180,000.00

                                     TOTAL        $930,000.00


     We paid Riverdale, S.A. 1,500,000 shares of our common stock as the purchase price for the purchase of the above shares.


ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

     Not applicable.


ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Our accountant, David Coffey, C.P.A. resigned on February 18, 2000. Mr. Coffey's report on our financial statements for either of the past two years did not contain any adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles. Attached to this report is a copy of a letter from Mr. Coffey addressed to the Untied States Securities and Exchange Commission wherein Mr. Coffey indicates that he is in agreement with the statements presented in this Item 4 filed on November 29, 2000.

     We understand that the decision to resign was made by Mr. Coffey for personal reasons and the decision was not recommended by the board of directors or any audit or similar committee of the board of directors. There have been no disagreements with Mr. Coffey, whether or not resolved or unresolved, during our two most recent fiscal years and any subsequent interim period preceding the date of his resignation, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. We intend to seek a new accountant.


ITEM 5.     OTHER EVENTS

     We were originally incorporated as Color Strategies on March 24, 1998. On October 1, 1999, we created a wholly-owned subsidiary named Infinite Technology Holding, Inc. We changed our name to Infinite Technology Corporation on December 23, 1999. On May 4, 2000, we changed our name from Infinite Technology Corporation to Flexxtech Corporation. On the same date, May 4, 2000, the name of our wholly-owner subsidiary was changed from Infinite Technology Holding Corporation to Flexxtech Holdings, Inc.

     At the time we were named Color Strategies, our business purpose was that of creating and presenting self-improvement and motivational seminars which utilized the concept of image and style enhancements. Our then president and CEO, Ms. Tami Tischner, had substantial experience with public speaking and in the image consulting and motivational speaking industry. At the time that we changed our name to Infinite Technology Corporation we also changed our business focus. Through our wholly-owned subsidiary, Flexxtech Holdings, Inc., we are now focused on and engaged in the business of developing, operating and investing in emerging growth companies in technology and the internet. Our objective is to build long-term capital appreciation for our shareholders.

     On April 14, 2000 we accomplished a 2 to 1 forward stock split. Prior to he split we had 2,668,417 shares of common stock outstanding. After the split e had 5,336,834 shares of common stock outstanding.

     On April 29, 2000 we underwent a 1 to 3 reverse stock split. Prior to the split we had 5,336,834 shares of common stock outstanding. After the split we had 1,778,981 shares of common stock outstanding.

     OUR CAPITALIZATION

     At the time of our name change from Color Strategies to Infinite Technology Corporation, we repurchased 198,000 shares of common stock from our then president and CEO Ms. Tami Tischner for $10,000.00 and retired such shares. At the same time we increased our authorized capital stock from 25,000,000 shares to 100,000,000 shares par value one million ($0.001) per share and effectuated a 13.09 to 1 stock split. At the time of the increase in authorized shares, we had 401,800 shares of common voting stock issued and outstanding.

     We are now authorized to issue One Hundred Million (100,000,000) shares of Common Stock, $0.001 par value per share. As of June 30, 2000, there were 3,928,981 shares of Common Stock outstanding. If we sell in our Offering the entire 3,000,000 Shares, there will be 6,928,981 shares of Common Stock outstanding. There are no other shares of common stock outstanding as of June 30, 2000. As of October 3, 2000, we had 6,301,861 shares of common stock outstanding.

     We have reserved shares in anticipation of the adoption of a Stock Option

Plan for the granting of options and issuance of stock to employees, consultants, and others providing goods or services to us. We have set aside 1,000,000 shares of Common Stock. No options or shares have been granted or issued under the anticipated Option Plan.

     OUR PRINCIPAL ACQUISITION AND INVESTMENT STRATEGY

     Our investment objective is to seek long-term capital appreciation by investing primarily in emerging growth technology companies and those companies positioned to benefit from the growth of the Internet and intranets. We believe that our strategy also promotes opportunities for investment in undervalued situations and synergistic business relationships among the companies in which we have investments. The primary focus in technology and the Internet will include the internal development and investment in the following categories:

   .  E-commerce
   .  Data Storage Networks
   .  Internet Service Providers/Internet Portals
   .  Internet Infrastructure
   .  Wireless Technologies
   .  Computer Software
   .  Computer Networking
   .  Financial Services
   .  Telecommunications Networks/Equipment and Services
   .  Semiconductor Equipment and Electronic Manufacturers and Services

     Under normal conditions, we will acquire and invest at least 50% of our total assets in equity securities of companies that are engaged in the research, design, development, manufacturing or distribution of products, processes or services for use with the Internet or intranets. Our portfolio is concentrated on young emerging growth companies that our own research suggests have potential for gaining the dominant role in their markets and for producing extraordinary price appreciation over time.

     RISK FACTORS

     Any of the following risks could materially adversely affect our business, operating results and financial condition.

     RISKS ASSOCIATED WITH OUR COMPANY

     Development Stage Companies. Many of our future acquisitions and investments will be development stage companies that have no significant operating history. Consequently, investment in our company carries a higher degree of risk than an investment in a company that has an operating history in its primary business activity. We are, through our acquisitions and investments, subject to all the risks inherent in the establishment and expansion of a new business enterprise, including problems of entering new markets, marketing of an innovative service, hiring and training personnel, acquiring reliable computer systems and software, and implementing operational controls. In general, startup businesses are subject to risks and/or levels of risk that are often greater than those encountered by companies with established operations and relationships. Startups often require significant capital from sources other than operations. The management and employees of startup businesses shoulder the burdens of the business operations and a workload associated with company growth and capitalization that is disproportionately greater than that for an established business. Any or all of the foregoing can have a material, adverse effect on our business, financial condition, and our operating results.

     No Assurance of Future Profitability. There is no assurance that we will be able to attain profitability. Profitability, if any, will depend in part upon our ability to successfully acquire and invest profitably. Our future profitability will be affected by all the risk factors listed in this report.

     Need for Additional Capital. We require working capital to fund future acquisitions and investments and will use a portion of the net proceeds from this Offering for that purpose. We currently anticipate that the net proceeds of the maximum Offering will be sufficient to meet our initial capital requirements for acquisitions and investments. However, if we fail to raise the maximum Offering proceeds, if we incur losses in excess of those contemplated by our current business plan, or if we need additional capital to establish our desired market position or for other reasons, then there can be no assurance that such capital will be available or will be available on terms that are acceptable to us or that we will be able to obtain such additional capital from banks or similar financial institutions. Failure to obtain such additional capital if and when needed would have a material adverse effect on us.

     Need for Reliable Personnel. There can be no assurance that we will be able to find and hire the key personnel needed for expansion.

     Staff. Our future success depends upon our ability to identify, attract, hire, train, retain and motivate skilled technical, marketing, accounting and customer service employees. Competition for such personnel is intense and there can be no assurance that we will be able to successfully attract, assimilate and/or retain qualified staff personnel. If we fail to acquire a productive staff, it will adversely affect our business, operating results and financial condition.

     Key Personnel. We are dependent on the efforts of and relationship with our management and board of directors, including Howard Frantom, Chairman, CEO and Director; Greg Mardock, President, CFO and Director, Chris H. Beshlian, Secretary and Director; David Pimentel, Director; and, Khanh Tran, Director, as well as other executive officers currently engaged with our subsidiaries or to be engaged at some future date. If any of these individuals becomes unable to continue in their role, our business or prospects could be adversely affected. There can be no assurance that any of these individual(s) will continue in their present capacity for any particular period of time. We do not currently have key man life insurance covering any of our executive officers or other members of senior management. It is our intention to investigate obtaining key man life insurance; however, there can be no assurance that the individuals who would be insured will qualify for the desired coverage. If we are unable to obtain and maintain an effective team of key employees to operate and manage our growth, then our business, operating results and financial condition could be materially and adversely affected.

     Intellectual Property. There can be no assurance that our trade name or other intellectual properties (including its Web site location) will not violate the rights of third parties or will be upheld in the event our attempts to enforce any rights that it may have in such intellectual property. In such event, our business could be materially and adversely affected.

      Acquisitions. We may seek to increase our revenues, expand our markets or increase our products and services in part through the acquisition of existing emerging technology and Internet-related businesses.

     Recent experience shows that businesses that operate primarily through an Internet presence may need to acquire or combine with other businesses in order to maintain or enhance market position. Acquisitions would expose us to increased risks, including, but not limited to (a) risks associated with assimilating the new operations and personnel; (b) the diversion of resources from our existing operations; (c) the inability to generate revenues from such new acquisitions sufficient to offset associated acquisition costs; (d) the establishment and maintenance of uniform standards, procedures and policies and the impairment of relationships with employees and customers as a result of the integration of new operations and employees; (e) additional expenses associated with amortization of acquired intangible assets or potential businesses; and (f) customer dissatisfaction or performance problems at an acquired company could have an adverse effect on our reputation.

     Decisions regarding acquisitions are the sole prerogative of our management. We will use our best efforts to undertake thorough due diligence of any acquisition candidate prior to committing to the acquisition. However, there can be no assurance that businesses we may acquire will achieve the anticipated revenues and earnings. Should we elect to undertake acquisitions, part or all of the funds utilized for those acquisitions may come from funds generated by this Offering. We may elect to use other consideration for acquisitions such as stock and/or other securities. If we issue additional stock or securities to make an acquisition, then the percentage of outstanding shares owned by each investor likely will be diluted. There are no assurances that, if we seek to pursue any acquisition, we will be able to assemble the stock, securities or other cash or consideration needed to complete the acquisition. If we are unable to assemble the needed cash or other consideration, then we may be unable to implement an acquisition strategy. You should not subscribe to this Offering with the expectation that we will be able to grow based upon an acquisition strategy.

     Company Trademark. We intend to register the name "Flexxtech Corporation" with the U.S. Patent and Trademark Office as a trademark and a service mark. The domain name "www.flexxtech.com" is currently registered with Internic and is our property. There are no assurances that there will not be challenges to the registrations or attempts to infringe upon our marks. If we are unable to protect its rights to the trademarks or if such mark infringes on the rights of others, our business would be materially adversely affected.

     Investing. We will utilize numerous investment strategies, each of which has their own specific risks. Investing on margin exacerbates the downside risk and, upon high enough losses, may require us to liquidate positions at inopportune times. Many types of options investing exacerbate losses and require excellent timing to produce positive returns. Foreign currency investing exposes the investment to the political and economic risk of the foreign country. In addition to the above risks, investing is always subject to general market and economic conditions. We can make no assurances that its investment operation will be successful.

     PRINCIPAL ACQUISITION AND INVESTMENT RISK

     Stock Market Risk. The value of the securities in which we invest may decline in response to general economic conditions. Price changes may be temporary or last for extended periods. Further, the value of our investments may decline if the particular companies we invest in do not perform well.

     Sector Risk. We will invest primarily in companies engaged in emerging technology, the Internet and intranets. The value of such companies is particularly vulnerable to rapidly changing technology, government regulations and relatively high risks of obsolescence caused by scientific and technological advances. The value of our shares may fluctuate more than the shares of a company investing in a broader or more conservative range of industries.

     Smaller Company Stock Risk. The stocks of small or medium-sized companies may be more susceptible to market downturns, and their prices may be more volatile than those of larger companies. Small companies often have narrower markets and more limited managerial and financial resources than larger, more established companies. Small company stocks typically are traded in lower volume (and hence have less liquidity), and their issuers are subject to greater degrees of changes in their earnings and prospects. Investments in initial public offerings may result in increased transaction costs and expenses and the realization of short-term capital gains and distributions.

     Foreign Securities Risk. Investments by us in foreign securities present risk of loss in addition to those presented by investments in U.S. securities. Foreign securities are generally more volatile and less liquid than U.S. securities, in part because of greater political and economic risks and because there is less public information available about foreign companies. Foreign companies are generally not subject to the same degree of regulation as are U.S. issuers. The reporting, accounting and auditing standards of foreign countries may differ, in some cases significantly, from U.S. standards.

     Margins, Options and Short-Term Trading Risk. Trading on margin exacerbates downside risk and, upon high enough losses, may require us to liquidate positions at inopportune times. The value of options can be highly volatile and their use can result in significant losses if expectations are incorrect. The successful use of options also depends in part on the ability to predict future price fluctuations and the degree of correlation between the options and securities markets. In short-term trading of securities, a high rate of turnover could produce higher trading costs and taxable income, which could detract from our consolidated performance. We can make no assurances that its trading operation will be successful.

     Illiquid Securities. Investing in illiquid securities, including private placements, means we risk not being able to sell the securities at the time and the price that it would like. We may have to lower the price, sell substitute securities or forego an investment opportunity, each of which may cause a loss to us.

     Securities Lending. In order to generate additional income, we may lend securities on a short-term or long-term basis to qualified companies and institutions. If the borrower fails to return the securities or the invested collateral has declined in value, we could lose money.

     Borrowing and Reverse Repurchase Agreements. Borrowing and reverse repurchase agreements by us may involve leveraging. If the securities held by us decline in value while these transactions are outstanding, our shares may follow with a decline in value. Reverse repurchase agreements involve the risks that the interest income earned by us will be less than the interest expense of the transaction, that the market value of the securities sold by us will decline below the price we are obligated to pay to repurchase the securities, and that the securities may not be returned to us.

     MARKET COMPETITION

     In addition to risks associated with us generally and with the new business in particular, there also will be risks associated with competition from other companies seeking to pursue the same business that we intend to pursue and invest in.

     TECHNOLOGY COMPETITION

     Rapid Changes in Technology. The Internet is a rapidly evolving technology. We must keep abreast of this technological evolution. To do so, we must continually evaluate and assess the technological marketplaces of the companies we invest in or may invest in. If we fail to acquire and maintain a competitive level of technological expertise, then we will not be able to compete in our market.

     Web Site Design. New technologies and the emergence of new industry standards and practices could render existing online sites and proprietary technology obsolete. The development of Web sites and related technology entails significant technical and business risks and can require substantial expenditures and lead-time. Our success will depend, in part, on the ability to enhance existing services, to develop new Web site services and technology that addresses the increasingly sophisticated and varied needs of Internet users. There can be no assurance that we will be able to anticipate these trends in the industry and adapt sufficiently to maintain a successful presence in the market.

     System Availability. Our businesses rely on the availability and capacity of both the Internet service provider and the Internet. Any interruptions in the availability of the Web sites may reduce our revenues and investments. If these interruptions are prolonged or repetitive, they could materially and adversely affect our revenues and investments. Interruptions in our services may be beyond our control if they take place on the Internet in general. Any failure by Internet service providers to maintain the servers in an operationally satisfactory manner may reduce our revenue. Any significant failure on our part to adapt and compete effectively in the online commerce arena would likely have a material, adverse effect on our business.

     Reliance on the Internet. Many of our companies are dependent on the Internet for the sale of the their services directly to consumers and are dependent upon the continued development of the Internet as a medium for the purchase and sale of goods and services. Thus, our revenues and any future profits are substantially dependent upon the widespread acceptance and use of the Internet as an effective medium of commerce by consumers and businesses. For us to be successful, these consumers and businesses must accept and use new ways of conducting business, exchanging information, and closing commercial transactions. Rapid growth in the use of the Internet is a recent phenomenon, and there can be no assurance that a sufficiently broad base of consumers will adopt, and use, the Internet as a medium of commerce.

     Reliance on the Growth of Online Commerce. Generally, demand for recently introduced services and products over the Internet has been subject to a high level of uncertainty and there exist few proven profitable services and products in this relatively new field of commerce. The development of the Internet as a viable, commercial marketplace is subject to a number of factors including continued growth in the number of users, concerns about privacy, continued development of the necessary technological infrastructure, and the development and acceptance of complementary products and services. If the

Internet does not become a viable, commercial marketplace, our business, operating results and financial condition could be materially adversely affected.

     Governmental Regulation of the Internet and Electronic Commerce. Currently there are few laws or regulations that specifically regulate communications or commerce on the Internet. Laws and regulations may be adopted in the future that address issues such as user privacy, pricing, and the characteristics and quality of products and services. Several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and online services providers in a manner similar to long distance telephone carriers and to impose access fees on these companies. Any imposition of access fees could increase the cost of transmitting data over the Internet. Moreover, it may take years to determine the extent to which existing laws relating to issues such as property ownership, libel and personal privacy are applicable to the Internet. Any new laws or regulations relating to the Web could adversely affect our business.

     GENERAL RISKS

     We are subject to regulations applicable to businesses generally. The adoption of any additional laws or regulations may decrease the growth of our business, decrease the demand for services and increase our cost of doing business. Changes in tax laws also could have a significant adverse effect on our operating results and our financial condition.

     MORE ABOUT THE PRINCIPAL INVESTMENT STRATEGY AND RISKS

     Equity Securities. We invest in companies and equity securities, which include common stocks, preferred stocks and securities convertible into common stocks. There is no limit on the market capitalization of the companies in which we may invest, or in the length of operating history for the companies.

     Foreign Companies and Securities. Foreign securities include investments in non-U.S. dollar-denominated securities traded outside of the United States and dollar-denominated securities of foreign issuers traded in the United States. Foreign securities also include investments such as American Depository Receipts ("ADRs") which are U.S. dollar-denominated receipts representing shares of foreign-based corporations. We may invest up to 50% of our total assets in foreign securities.

     Mutual Funds and Hedge Funds. We may invest our cash position from time to time in selective mutual fund shares and hedge fund shares. We may invest up to 75% of our cash assets in mutual funds and/or hedge funds.

     Options. An option is a type of investment instrument that gives the holder the right (but not the obligation) to buy (a "Call") or sell (a "Put") an asset in the future at an agreed upon price prior to the expiration date of the option. We may write (sell) covered call options, buy put options, buy call options and write secured put options for hedging purposes. Options may relate to particular securities, foreign or domestic securities indices, financial instruments or foreign currencies. See "Principal Acquisition and Investment Risks - Risk Factors".

     Short-Term Trading. Although our objective is long-term capital appreciation and long-term investment in emerging technology companies, we from time to time may take advantage of certain opportunities that are available through short-term trading. See "Principal Acquisition and Investment Risks - Risk Factors".

     Illiquid Investments. We may acquire and invest in companies that are private (non-publicly traded), and in illiquid securities including private placements or other securities that are subject to legal or contractual restrictions on resale or for which there is no readily available market. We may acquire 100% of private, illiquid companies and may use all or a majority of its assets for such acquisitions and investments. See "Principal Acquisition and Investment Risks - Risk Factors".

     Securities Lending. In order to generate additional income, we may lend securities on a short-term or long-term basis to qualified companies and institutions. By reinvesting any cash collateral it receives in these transactions, we could realize additional income gains or losses. See "Principal Acquisition and Investment Risks - Risk Factors".

     Borrowing and Reverse Repurchase Agreements. We can borrow money from banks and enter into reverse repurchase agreements with banks and other financial institutions. Reverse repurchase agreements involve the sale of securities held by us subject to our agreement to repurchase them at a mutually agreed upon date and price (including interest). See "Principal Acquisition and Investment Risks- Risk Factors".

     WHAT DOES IT TAKE TO BE A FLEXXTECH COMPANY?

     Large Potential Market. The market for the product or service must be very large or have good prospects of becoming a very large market. For example, online retailing represents a massive global business opportunity and Amazon.com is the leading online retailer. Their potential to increase sales globally with additional products and services is enormous.

     "First Mover" Advantage. Perhaps as in no other industry, being first to deploy an advanced technology in a product or service often provides a distinct advantage. QLogic, a Flexxtech stock, was first to lead the global market for fibre channel host bus adapters. Its nearly 40% market share is difficult to challenge.

     High Barriers to Entry. Combining an early head start with superior technology produces barriers to entry that protect the "first movers" lead over other potential challengers. The desires of users and developers to adopt a standard is unique to technology. The adoption process only further fortifies the leader and increases barriers to entry. Oracle, a Flexxtech stock, used increasing barriers to entry to build a dominant position in computer software that helps corporations manage and grow their business.

     Technology Edge. Superior technology is often the springboard of success for a young technology company. The better the technological prowess of the firm the more likely they are to build technology solutions that customers will embrace. Emulex, a Flexxtech stock, has a competitive advantage by offering a broad line of fibre channel host adapters, hubs, ASICs and software products that enhance access to, and storage of electronic data and applications.

     Seasoned Management Team. A history of accomplishment in the technology field is a basic requirement for Flexxtech when it evaluates a company's management. Technical expertise, broad knowledge, a sense of urgency and clear vision are a must if a team is going to succeed. Extensive experience and deep industry contacts have enabled Flexxtech to recognize first-hand the most successful management teams in technology today. While there are never any guarantees, the odds are higher that winning management teams will continue to win.

     OUR PORTFOLIO OF COMPANIES

     INFINITE NETWORKS, INC. Infinite Networks, Inc. (OTC: INCZ) is a global network of subsidiaries and affiliates that coordinate synergistic relationships within various technologies to improve the economies of governments, businesses, and individual users. Infinite Networks is a global virtual business with the ability to deliver its products and services worldwide.

     Infinite Networks uniquely positions itself with the capabilities to leverage hundreds of companies and affiliates to support any business venture worldwide. Leveraging leading edge technology allows both centralized and decentralized function of the subsidiaries to be shared globally on a real time basis, thus improving the efficiencies and use of critical resources.

     We own 1,500,000 shares of Infinite Networks through Flexxtech Holdings.

     MARDOCK, INC. Mardock, Inc. is a designer, manufacturer and distributor of apparel and promotional products to the corporate community. Mardock is in the process of developing an e-commerce site for corporate promotional products and plans to create the premier corporate promotional products site on the Internet. Additional information can be obtained at www.mardock.com.

     We own 100% of Mardock through our subsidiary, Flexxtech Holdings.

     THE MARKET

     COMPARABLE COMPANIES AND COMPETITION

     There is nothing static about our company. We are a Company in constant motion--expanding through acquisitions and investments in emerging technology and Internet-related companies that enhance the Flexxtech business plan. Although competition for the consolidated Company is difficult to gauge based on our portfolio size, there are several comparable companies with distinct yet similar business plans that are much larger and financial stronger than we are. The most prominent of these companies include: CMGI (NASDAQ: CMGI), Internet Capital Group, Inc. (NASDAQ:ICGI), Comdisco (NYSE: CDO), and Safeguard Scientific (NYSE:SFE).

     INTERNET MARKET DYNAMICS

     The Internet is a collection of computer networks connecting millions of public and private computers around the world. The emergence of the Web and the graphical, multimedia environment of the Internet have resulted in the evelopment of the Internet as a new mass communications medium. The ease and speed of publishing, distributing and communicating text, graphics, audio and video over the Internet has led to a proliferation of Internet-based services. Existing Internet services include chat rooms, online magazines, news feeds, interactive games and a wealth of educational and entertainment information, as well as the development of online communities. In addition, by eliminating many of the costs involved in executing routine commercial transactions such as simple banking services and retail purchases, the Internet is rapidly providing individuals and organizations with a new medium for conducting business.

     The consumer online and Internet services industry is now in the early stage of an evolution embraced by both consumers and businesses worldwide. The Internet is moving closer to a mass market. A study by IDC/LINK projects that the number of Web users in the U.S. will increase from approximately 100 million in 1999 to 189 million in 2003.

     THE U.S. INTERNET MARKET

     As the number of Americans using Internet technology continues to grow, people increasingly turn to the Internet to conduct research for work, obtain entertainment and travel information, shop and catch up with friends and family.

     The Pew Research Center reported that over the last three years, the number of Americans who own computers had grown from 36% to 43%, and the percentage using the Internet and e-mail has increased even more. Now 41% of Americans go online-- up from just 14% in 1995.

     Unlike many technologies developed in recent decades that are used primarily in the workplace, the Internet is taking root right at home. Fully 74% of people who use the Internet go online at least some of the time at home, and nearly half (49%) connect to the Internet only from home. This represents more than the total number of people who go online at work exclusively or some of the time (38%).

     Some 12% of Americans -- 22 million -- go online every day, compared to just 3% three years ago. Internet users tend to go online throughout the day, for relatively brief periods of time. One in four (25%) Internet users generally go online during the daytime, and nearly as many favor the dinner (22%) or late night hours (22%). Fewer go online during the morning hours (16%).

     The typical user spends an hour or less online on any given day. Among Internet users surveyed, 29% were online for a half-hour or less, while 41% were online for up to one hour. The remaining 30% spent more than an hour online throughout the day.

     Reflecting the steady growth of the Internet in America, the Pew Research Center survey found that 46% of users started going online just within the last year. As the online population expands, there are signs that the
Internet   used by a relatively small and elite group several years ago -- is beginning to reach a broader cross-section of the public.

     40% of those who started going online within the past year never attended college, which is nearly twice the number as among experienced Internet users (22%). Similarly, 23% of new users have household incomes below $30,000 a year, compared to just 16% of those who have been online for more than a year.

     Despite these substantial changes in the Internet population, it is still a long way from mirroring the country as a whole. Americans who go online remain substantially younger, better educated and more affluent than the U.S. population at large. 39% of Internet users are college graduates, for example, compared to just 22% of all Americans. Similarly, 80% of Internet users are under age 50, compared to 63% of all Americans.

     OUR PROPERTIES

     We sublease office space at 5777 West Century Blvd., Suite 775-A, Los Angeles, California 90045. Our subsidiary, Flexxtech Holdings, Inc., also shares the same space. Our subsidiary, Mardock, Inc., leases approximately 5,000 square feet of office space in McMinnville, Oregon. Neither we nor our majority owned subsidiaries own any real property.

ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     Ms. Tami Tischner served as President, Secretary and Treasurer of our company from its inception on March 24, 1998, until her recent resignation. Ms. Tischner also served as a director of our corporation from its inception until her resignation. Ms. Tischner resigned as President, Secretary, Treasurer, and a Director of our corporation on April 12, 2000. On October 1, 1999, Ms. Ginger Szewczyk was elected director of our corporation. Ms. Szewczyk resigned as director of our corporation effective October 1, 1999. On April 12, 2000, Brian Kulhanjian was elected President, Secretary and Treasurer of our corporation. Mr. Kulhanjian was also elected as director of our corporation.

     Also on April 12, 2000, Mr. Howard Frantom, Mr. Khanh Tran, Mr. David Pimental and Mr. Greg Mardock were elected to serve as directors of our corporation.


ITEM 7.     FINANCIAL STATEMENTS

     Our Proforma Financial Statements are filed herewith.


ITEM 8.     CHANGE IN FISCAL YEAR

     Not applicable.


EXHIBITS

2.1  Plan of Reorganization - Mardock, Inc.*

3.1  Articles of Incorporation of Infinite Technology Holding Corporation.*

3.2 Certificate of Amendment of Articles of Incorporation dated December 23, 1999 changing our name to Infinite Technology Corporation. *

3.3 Certificate of Amendment of Articles of Incorporation dated May 4, 2000 changing our name to Flexxtech Corporation. *

3.4 Certificate of Amendment of Articles of Incorporation changing name to Flexxtech Holding Corporation. *

10.1 Stock Purchase Agreement and Share Exchange - Sierra Nevada Advisors,
     Inc. *

10.2 Stock Purchase and Share Exchange Agreement - Riverdale Development,
     S.A.)*

16.1 Letter from David E. Coffey, CPA, to the United States Securities and Exchange Commission dated January 3, 2001.**

99.1 Pro Forma Statements For Year End December 31, 1999 (Unaudited)*

*     Filed as part of the Company's Initial 8-K on November 29, 2000
**   Filed herewith


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 /s/ Greg Mardock
                                                -----------------------
                                                 Greg Mardock
                                                 President
     Date: March 26, 2001